                          SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )

Filed by the registrant _x_

Filed by a party other than the registrant ___

Check the appropriate box:

___  Preliminary proxy statement

_x_  Definitive proxy statement

___  Definitive additional materials

___  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

              Executone Information Systems, Inc.
       (Name of Registrant as Specified in its Charter)

              Executone Information Systems, Inc.
        (Name of Person(s) Filing the Proxy Statement)

Payment of filing fee (check the appropriate box):

_x_  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or
14a-6(j)(2).

___  $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).

___ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

- - -------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

- - -------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

- - -------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

- - -------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                                    [Logo]

                      EXECUTONE INFORMATION SYSTEMS, INC.
                               6 THORNDAL CIRCLE
                           DARIEN, CONNECTICUT 06820

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 23, 1994

To the Shareholders of
EXECUTONE INFORMATION SYSTEMS, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of EXECUTONE Information Systems, Inc. (the 'Company') will be held at the Ramada Plaza, 700 Main Street, Stamford, Connecticut 06901 on June 23, 1994, at 3:00 P.M., for the following purposes:

          (1) To elect six directors of the Company for the coming year;

          (2) To approve the amendment of the Company's 1984 Employee Stock Purchase Plan to extend the Plan and allocate additional shares for purchase thereunder;

          (3) To approve the amendment of 1990 Directors' Stock Option Plan to modify the vesting schedule of initial option grants thereunder;

          (4) To approve the adoption of the 1994 Executive Stock Incentive Plan; and

          (5) To transact such other business as may properly come before the meeting and any continuation or adjournment thereof.

     Only shareholders of record at the close of business on April 25, 1994 are entitled to notice of and to vote at the meeting or any continuation or adjournment thereof.

                                          BARBARA C. ANDERSON
                                          Vice President, General Counsel
                                            and Secretary

Darien, Connecticut
April 29, 1994

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT IN THE SELF-ADDRESSED ENVELOPE PROVIDED FOR THIS PURPOSE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED, BY WRITTEN NOTICE TO SUCH EFFECT RECEIVED BY THE COMPANY, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                    [Logo]

                      EXECUTONE INFORMATION SYSTEMS, INC.
                               6 THORNDAL CIRCLE
                           DARIEN, CONNECTICUT 06820
                          ---------------------------

                                PROXY STATEMENT
                          ---------------------------

     The Board of Directors of EXECUTONE Information Systems, Inc., a Virginia corporation (the 'Company' or 'EXECUTONE'), is furnishing this Proxy Statement to all shareholders of record and solicits their proxies for the Annual Meeting of Shareholders to be held on June 23, 1994. This Proxy Statement and the enclosed form of proxy are being mailed to shareholders commencing on or about April 29, 1994.

     All proxies duly executed and received will be voted on all matters presented at the meeting in accordance with the instructions contained in such proxies. In the absence of specific instructions, proxies received will be voted in favor of the election of the named nominees to the Company's Board of Directors and in favor of the proposals to amend the 1984 Employee Stock Purchase Plan, to amend the 1990 Directors' Stock Option Plan and to adopt the 1994 Executive Stock Incentive Plan. Management does not know of any other matters that will be brought before the meeting. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons designated in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. Proxies may be revoked at any time prior to the exercise thereof by written notice to such effect addressed to and received by the Company at its corporate offices at the address given above,
Attention: Corporate Secretary, by delivery of a subsequently dated proxy or by a vote cast in person at the meeting.

     The total number of shares of Common Stock of the Company, $.01 par value per share (the 'Common Stock'), outstanding as of April 25, 1994, the record date for the meeting, was 43,890,842 shares. The Common Stock is the only class of securities of the Company entitled to vote at the meeting, and each outstanding share has one vote. A majority of the shares of Common Stock outstanding and entitled to vote as of April 25, 1994, or 21,945,422 shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only holders of record of Common Stock as of the close of business on April 25, 1994 will be entitled to vote.

     A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder at the Company's offices, 6 Thorndal Circle, Darien, Connecticut 06820, for a period of ten days prior to the meeting and also will be available at the meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     Each director to be elected at the meeting will serve for a term of one year or until his successor shall be elected and qualified. Under the Company's Articles of Incorporation (the 'Articles'), the Board of Directors has the authority to amend the Bylaws to increase or decrease the number of directors so long as the number is not increased or decreased by more than 30 percent of the number of directors last elected by the shareholders. The Articles prohibit the Board of Directors, in exercising that right, from reducing any incumbent's term or reducing quorum and voting requirements for the incumbent directors.

     The Bylaws give the Board of Directors the flexibility to increase the size of the Board and appoint new directors should suitable candidates come to its attention before the next annual meeting of shareholders. Consequently, the Board of Directors has the ability to respond to changing requirements and to take timely advantage of the availability of especially well-qualified candidates. Any such appointees to the Board of Directors cannot serve past the next annual meeting without shareholder approval.

     The following persons have been nominated by the Board of Directors as candidates for election as directors, and proxies not marked to the contrary will be voted in favor of their election. Certain information regarding each nominee and each director continuing in office is set forth below, including each individual's principal occupation and business experience during at least the last five years, and the year in which the individual was elected a director of the Company or one of its predecessor companies.

                                                                                                           DIRECTOR
              NAME                 AGE                        PRINCIPAL OCCUPATION                          SINCE
- - --------------------------------   ---   ---------------------------------------------------------------   --------
Alan Kessman....................   47    President, Chief Executive Officer and Chairman of the Board of     1983
                                           the Company since 1988; formerly President, Chief Executive
                                           Officer and Chairman of the Board of ISOETEC Communications,
                                           Inc. ('ISOETEC'), one of the Company's predecessor
                                           corporations, since 1983. From 1981 to 1983, Mr. Kessman
                                           served as a Corporate Vice President of Rolm Corporation.
Stanley M. Blau.................   56    Vice Chairman of the Company since 1988; formerly President and     1983
                                           Chief Executive Officer of Vodavi Technology Corporation
                                           ('Vodavi'), one of the Company's predecessor corporations, from 1987 until July 1988. Prior to June 1987, Mr. Blau was the President and Chairman of the Board of Consolidated
                                           Communications, Inc., a supplier of used and refurbished
                                           telecommunications equipment.
Thurston R. Moore...............   47    Partner, Hunton & Williams (Attorneys), Richmond, Virginia,         1990
                                           since 1981. Mr. Moore also serves as a director of Sealey
                                           Optical Laboratory, Inc., an optical lens business, and The
                                           Metropolitan Foundation and as a trustee of the Mary Morton
                                           Parsons Foundation and the Virginia Space Business
                                           Roundtable.
Richard S. Rosenbloom...........   61    David Sarnoff Professor of Business Administration, Harvard         1992
                                           Business School, since 1980. Prior thereto, Associate Dean for Research and Course Development, Harvard Business School.
                                           Mr. Rosenbloom is a director of Lex Service PLC and Arrow
                                           Electronics, Inc.
William J. Spencer..............   63    President and Chief Executive Officer of Sematech, Inc. in          1989
                                           Austin, Texas, since 1990. From 1981 to 1991, Group Vice
                                           President for Office Systems of Xerox Corporation. Mr.
                                           Spencer is a director of Adobe Systems.
William R. Smart................   73    Senior Vice President of Cambridge Strategic Management Group       1992
                                           in Cambridge, Massachusetts since 1984. From 1984 to 1992,
                                           Chairman of the Board, Electronic Associates, Inc. Mr. Smart
                                           is a director of American International Petroleum Company.

     The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock voted in the election of directors. Votes that are withheld and shares held in 'street name', or 'broker shares', that are not voted in the election of directors will not be included in determining the number of votes cast.

DIRECTOR COMPENSATION

     Each non-employee director receives an annual retainer of $10,000, payable in equal quarterly installments. In addition, each non-employee director is granted annually an option to purchase 3,000 shares of the Company's Common Stock under the terms and conditions of the Company's 1990 Directors' Stock Option Plan approved by the shareholders on June 20, 1990. See 'Proposal 3:
AMENDMENT OF 1990 DIRECTORS' STOCK OPTION PLAN.' During 1993, each director was granted options for 3,000 shares at a per share exercise price of $2.00, the closing market price on the date of grant. The Company also reimburses directors for their travel and accommodation expenses incurred in attending Board meetings.

     On June 30, 1989, William J. Spencer was granted warrants to purchase 25,000 shares of the Company's Common Stock at $3.00 per share, the closing market price on that date. The warrants vested ratably over a three-year period and expire on June 30, 1994. Mr. Spencer received these warrants upon being elected to serve on the Company's Board of Directors.

     On June 23, 1992 and September 24, 1992, Richard S. Rosenbloom and  William
R. Smart, respectively, were each granted warrants to purchase 25,000 shares of the Company's Common Stock at $1.25 and $1.16, respectively, the closing market prices on those dates. The warrants vest ratably over a three-year period and expire on June 23, 1997 and September 24, 1997, respectively. Messrs. Rosenbloom and Smart received these warrants upon being elected to serve on the Company's Board of Directors.

BOARD AND COMMITTEE ACTIVITIES

     During 1993, the Board of Directors met on four occasions. All directors attended more than 75 percent of the total number of meetings of the Board and of all committees of which they were members during 1993. The Board has two standing committees, an Audit Committee and a Compensation Committee.

     The function of the Audit Committee is to recommend the selection of auditors and to review the plan for the audit, the audit report and the adequacy of internal controls. The Audit Committee met on one occasion during 1993. The members of the Audit Committee are Messrs. Rosenbloom and Spencer.

     The Compensation Committee recommends to the full Board of Directors the compensation arrangements, stock option grants and other benefits for executive management of the Company as well as the incentive plans to be adopted by the Company. The Compensation Committee met five times during 1993. The members of the Compensation Committee are Messrs. Moore, Rosenbloom, Smart and Spencer.

                                 PROPOSAL NO. 2
                 AMENDMENT OF 1984 EMPLOYEE STOCK PURCHASE PLAN

DESCRIPTION OF PROPOSED AMENDMENTS

     The Board of Directors of the Company, on the recommendation of the Compensation Committee, has unanimously approved an amendment to the Company's 1984 Employee Stock Purchase Plan (the 'Purchase Plan') to increase the aggregate number of shares issuable pursuant to such plan from 1,750,000 shares to an aggregate of 2,750,000 shares. An increase in the number of authorized shares is needed to enable the Company to continue to offer the Purchase Plan to employees. As of January 1, 1994, all of the 1,750,000 shares currently authorized for issuance under the Purchase Plan had been purchased by the Company's employees during the ten years the Plan has been in effect. An additional 53,708 shares were subscribed for during the offering period ended December 31, 1993 but are not available for issuance unless and until they are authorized by the shareholders. It is anticipated that the increase of 1,000,000 shares will provide sufficient shares to continue the Purchase Plan for an additional five years based on current employee subscription levels.

     Since the Purchase Plan would otherwise terminate in 1994, the Board of Directors also has unanimously approved the amendment of the Purchase Plan to extend the termination date by five years to December 31, 1999.

     The purpose of the Purchase Plan is to advance the interests of EXECUTONE by enabling employees to acquire an equity interest in the Company. The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the 'Code'), as amended. Since 1991, the Purchase Plan has limited the number of shares each employee may purchase to 1,000 during each six-month offering period, and prohibited resale of shares acquired under the Purchase Plan for one year following purchase. The Board believes these provisions further the intent of the Plan to encourage employee stock ownership.

SUMMARY OF THE PURCHASE PLAN

     Administration.  The  Purchase Plan  is  administered by  a  committee (the
'Committee') consisting of at least three persons chosen by the Board of Directors who are 'disinterested' persons as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The Committee interprets the Purchase Plan and prescribes rules, regulations and forms relating to the Plan's administration. The Compensation Committee of the Board is currently the Committee for the Purchase Plan.

     Shares Subject to the Plan. After giving effect to the proposed amendment, a total of 2,750,000 shares of Common Stock, par value $.01 per share, will be reserved for issuance under the Purchase Plan, including a total of 1,803,708 already issued or which employees have subscribed for as of December 31, 1993. After giving effect to the amendment, and the issuance of shares subscribed for through December 31, 1993, an aggregate of approximately 950,000 shares will be available under the Purchase Plan for purchase by employees in future offerings. The Purchase Plan provides for appropriate adjustment in the event of stock dividends, stock splits, recapitalizations and other changes in capital structure.

     Purchase Terms. The Purchase Plan is implemented by a series of semi-annual offerings commencing each January 1 and July 1. Participants in the Purchase Plan may purchase up to a maximum of 1,000 shares of Common Stock each offering period through payroll deductions of up to a maximum of 10% of gross salary. At the end of each six-month offering period, the amount so withheld is used to purchase shares of Common Stock on behalf of the participant. The price per share is 85% of the lower of the fair market value of a share of Common Stock at the beginning or at the end of such offering period.

     Eligibility. All full-time employees (including officers) of EXECUTONE are eligible to participate in the Purchase Plan. Employees who, as a result of purchases under the Purchase Plan, would own (taking into account any other options) 5% or more of EXECUTONE's outstanding stock, however, are not eligible to participate in the Purchase Plan. The maximum amount of stock that may be purchased by any participating employee in any year may not exceed a fair market value of $25,000 (determined when the option is granted), or 2,000 shares, whichever is less.

     Termination of Employment. If the employment of a participant in the Purchase Plan is terminated voluntarily by the employee or if such termination is for cause or by reason of death, all options with respect to the then applicable six-month offering period will expire immediately, and the total amount withheld from such employee during such offering period will be repaid to the employee. If such employment terminates other than by reason of death, voluntarily or for cause, options then outstanding with respect to the then applicable six-month offering period may be exercised at the end of the offering period.

     Amendment and Termination. The Board of Directors may at any time terminate the Purchase Plan, or from time to time make such modifications or amendments to the Purchase Plan as it may deem advisable. However, the Board of Directors may not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at a meeting and entitled to vote, increase the aggregate number of shares which may be sold thereunder, or change the corporations or class of corporations whose employees are eligible to receive options under the Purchase Plan, or make any other change that would prevent an option from qualifying as an option granted under an 'employee stock purchase plan' as defined in the Code as in effect at the time.

VOTE REQUIRED

     Adoption of the proposed amendments to the Purchase Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by properly executed and delivered proxies at the meeting. Abstentions and broker shares voted as to any matter at the meeting will be included in determining the number of votes present or represented at the meeting, and therefore an abstention or a broker share non-vote on Proposal No. 2 will have the same effect as a negative vote. Broker shares that are not voted on any matter at the meeting will not be included in determining the number of shares present or represented at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL NO. 2.

                                 PROPOSAL NO. 3
                 AMENDMENT OF 1990 DIRECTORS' STOCK OPTION PLAN

DESCRIPTION OF PROPOSED AMENDMENT

     The Board of Directors of the Company, on the recommendation of the Compensation Committee, has unanimously approved an amendment to the Company's 1990 Directors' Stock Option Plan (the 'Directors' Plan') to modify the vesting schedule for certain options granted and to be granted thereunder.

     The Directors' Plan currently provides that the initial grants of options to directors thereunder, upon the adoption of the Directors' Plan in 1990 or upon the first election of a director to the Board of Directors, shall vest and become exercisable in installments of 20% of the shares covered thereby each year, commencing one year from the date of grant. Since each option granted under the Directors' Plan expires five years from the date of grant, initial options granted under this provision expire on the same date that the last 20% installment vests and becomes exercisable. Options granted under the employee option plans of the Company generally vest in 25% installments per year commencing one year from the date of grant, so that there is a one-year exercise period for the final 25% of the shares before the option expires at five years.

     For these reasons, the Board of Directors has approved and recommends to the shareholders for approval an amendment to the Directors' Plan to provide that initial option grants under the Directors' Plan will vest and become exercisable in installments of 25% of the shares covered by the option each year, commencing one year from the date of grant. If the amendment is approved by the shareholders, the Company would amend the four currently outstanding initial options held by the outside directors, Messrs. Moore, Rosenbloom, Smart and Spencer, to change the vesting schedule of such options to conform to the amended Directors' Plan. This will mean that Messrs. Moore and Spencer would be fully vested, as of June 20, 1994, in the initial 3,000-share options granted to them in 1990, and Messrs. Rosenbloom and Smart will become 50% vested in 1994 in their initial 3,000-share options granted in 1992.

SUMMARY OF THE DIRECTORS' PLAN

     The Directors' Plan was adopted and approved by the shareholders of the Company at the 1990 Annual Meeting of Shareholders. Under the Directors' Plan, 100,000 shares of Common Stock have been reserved for issuance under options granted to non-employee directors of the Company. The purposes of the Directors' Plan are to provide outside directors of the Company with non-cash compensation in order to attract the best available individuals for service as directors, to encourage their continued service on the Board and to encourage stock ownership by the directors. All grants under the Directors' Plan are automatic and non-discretionary and must contain the vesting provisions provided in the Plan. The Directors' Plan is administered by the Board of Directors, and all questions of interpretation or application of the Directors' Plan are determined by the Board.

     Participation in the Plan. Options under the Directors' Plan may be granted only to non-employee directors. The Directors' Plan provides for grants of options to be made in two ways:

          (a) Each non-employee director is automatically granted an option to purchase 3,000 shares upon the date on which such individual first becomes a director, whether through election by the shareholders of the Company or by appointment by the Board of Directors; and

          (b) Each non-employee director receives, upon reelection each year, an automatic grant of an option to purchase 3,000 shares.

     Terms of Options. Each option granted under the Directors' Plan is evidenced by a written stock option agreement and is subject to the terms and conditions listed below. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as may be determined by the Board.

     (a) Exercise of the Option. The 3,000-share option granted to non-employee directors upon their reelection each year is exercisable immediately. The initial 3,000-share option granted to the directors in office upon adoption of the Directors' Plan and to new non-employee directors upon their initial election to the Board is exercisable in five 20% installments commencing one year from the date of grant. See 'Description of Proposed Amendment' above. Options granted under the Directors' Plan expire five years following the date of the grant. An option is exercised by tendering payment of the purchase price, in cash, by check or, in certain cases, by surrendering other shares of the Company's Common Stock having a fair market value equal to the exercise price.

     (b) Exercise Price. The per share exercise price for shares to be issued pursuant to exercise of an option under the Directors' Plan is 100% of the fair market value per share of the Company's Common Stock on the date of grant of the option.

     (c) Termination of Employment. If an optionee ceases to serve as a director, for any reason other than death, he may, but only within seven months after the date he ceases to be a director of the Company, exercise his option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the option at the date of such termination, or if he does not exercise such option within the time specified, the option terminates. In the event of the death of a director during the term of his service as such, any option held by the director may be exercised within seven months following the date of death by the director's estate or a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent the right to exercise had accrued at the date of death.

     (d) Liquidation or Acquisition. In the event of a proposed liquidation or dissolution of the Company, options under the Directors' Plan shall terminate unless otherwise provided by the Board. In such event, the Board, in its sole discretion, may determine to make options immediately exercisable as to all shares. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, options shall be assumed or equivalent options shall be substituted by such successor corporation or its affiliate. If such successor corporation refuses to assume the option or to substitute an equivalent option, the Board shall provide for the optionee to have the right to exercise the option as to all of the shares subject to the option.

     (e) Suspension or Termination of Option. In the event that the President of the Company or his designee reasonably believes that a participant in the Directors' Plan has committed an act of serious misconduct, the President may suspend the optionee's right to exercise any option pending a determination by the Board. Further, if the Board determines that an optionee has committed such an act of misconduct, all of the director's outstanding options under the Directors' Plan may be cancelled. The Board shall act fairly in making any such determination.

     Options Outstanding. As of April 25, 1994, 36,000 options had been granted under the Directors' Plan.

     Capital Changes. In the event of any changes made in the Company's capitalization which result in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration, appropriate adjustment shall be made in the exercise price and in the number of shares subject to options outstanding under the Directors' Plan, as well as in the number of shares reserved for issuance under the Directors' Plan.

     Amendment and Termination of the Plan. The Board may at any time amend or terminate the Directors' Plan without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the Directors' Plan which (i) increases the number of shares which may be issued under the Directors' Plan (other than pursuant to a stock split, combination, etc.), (ii) changes the designation of the class of persons eligible to be granted options or (iii) materially increases the benefits accruing to participants under the Directors' Plan. Any amendment or termination of the Directors' Plan is subject to the rights of optionees under outstanding option agreements. The Directors' Plan terminates by its own terms on June 20, 2000.

     Tax Information -- Options. Options granted pursuant to the Directors' Plan are 'non-statutory options' and will not qualify for any special tax benefits to the optionees.

     An optionee does not recognize any taxable income at the time the option is granted. Upon exercise of the option, the optionee will generally recognize ordinary income for federal tax purposes measured by the excess, if any, of the fair market value of the shares over the exercise price. Because shares held by directors are subject to restrictions on resale under Section 16(b) of the Securities Exchange Act of 1934, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service pursuant to Section 83(b) of the Code within thirty days after the date of exercise.

     Upon a resale of shares acquired pursuant to an option under the Directors' Plan, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

     The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of an option under the Directors' Plan. The Company is not required to withhold any amount for tax purposes on any such income recognized by the optionee.

     The foregoing summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant of options under the Directors' Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

VOTE REQUIRED

     Adoption of the proposed amendment to the Directors' Plan requires the affirmative vote of the holders of the outstanding shares of Common Stock present or represented by properly executed and delivered proxies at the meeting. Abstentions and broker shares voted as to any matter at the meeting will be included in determining the number of votes present or represented at the meeting and therefore an abstention or non-vote by broker shares on Proposal No. 3 will have the same effect as a negative vote. Broker shares that are not voted on any matter at the meeting will not be included in determining the number of shares present or represented at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL NO. 3.

                                 PROPOSAL NO. 4
                APPROVAL OF 1994 EXECUTIVE STOCK INCENTIVE PLAN

SUMMARY OF THE PROPOSED EXECUTIVE PLAN

     The 1994 Executive Stock Incentive Plan (the 'Executive Plan') was approved by the Compensation Committee and adopted by the Board of Directors of the Company on April 21, 1994. The Executive Plan is now being submitted to the Company's shareholders for their approval.

     The principal features of the Executive Plan are summarized below. A copy of the Executive Plan is attached hereto as Exhibit A and the following summary is qualified in its entirety by reference to the text of the Executive Plan.

     Purposes of the Executive Plan. The primary purpose of the Executive Plan is to encourage a higher level of Common Stock ownership by key executives of the Company and through such ownership to cause the personal financial interests of the executives to more closely parallel those of the Company's shareholders generally. A secondary purpose is to provide the executives with an element of incentive compensation tied to appreciation in the value of the Company's Common Stock and thereby to attract and retain the best available executive talent without undue growth in fixed compensation such as salary.

     Administration. The Executive Plan will be administered by a committee of at least three members of the Board of Directors who are not eligible for participation in the Executive Plan and are 'disinterested' within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, which committee is currently the Compensation Committee of the Board. The Committee will have full authority to determine all questions of eligibility and participation levels under the Executive Plan, to adopt, amend or rescind rules relating to administration of the Plan, and to interpret the provisions of the plan in its sole discretion. All decisions of the Committee will be final and binding. The Committee will have authority to waive provisions of the Executive Plan and agreements entered into under the Plan, in its discretion, in circumstances it deems to be in the best interests of the Company and its shareholders.

     Common Stock Subject to the Executive Plan. The maximum number of shares of Common Stock that may be purchased by executives under the Executive Plan is 3,000,000 shares. The Company intends to provide shares for sale under the Executive Plan solely through repurchases of previously issued Common Stock, either in open market purchases or private transactions. Therefore, the Executive Plan will not result in any net increase in the amount of Common Stock outstanding, but will increase the percentage of ownership by the Company's management and will restrict trading of the shares owned by management subject to the Executive Plan for up to five years, as more fully described below. Shares will be sold by the Company at their fair market value at the time of sale under the Executive Plan.

     Eligibility and Participation. Shares may be sold under the Executive Plan only to officers and to other key executives. Participants will be selected by the Committee from the class of eligible employees.

     It is currently anticipated that participation will not exceed 75 individuals. The Committee shall also determine the level of participation to be offered to each participant, based on the level of responsibility of the executive and on the level of Common Stock ownership deemed by the Committee to be recommended for an individual in the participant's position.

     The primary purpose of the Executive Plan is to increase Common Stock ownership by senior management. In this regard, the Committee has adopted guidelines as to recommended stock ownership by senior executives. These guidelines state that each eligible executive should own, or acquire within the next five years, Common Stock having a market value equal to an amount from one to four times his or her annual salary, depending on the executive's position.

     The level of benefits to be provided to particular executives under the Executive Plan has not yet been determined by the Committee.

     Terms of Stock Purchases. Participants who are selected by the Committee will pay the purchase price for the shares, which will be the fair market value on the date of purchase, by delivery to the Company of a five-year full-recourse promissory note accruing interest at the same rate as is paid from time to time by the Company on its bank borrowings. The shares purchased will be pledged to the Company to secure repayment of the note, and the certificates will be held by the Company until released pursuant to the terms of the Executive Plan, as described below. Upon payment of the purchase price, the Participant shall have all rights of a shareholder of the Company, subject to the restrictions on sale of the purchased shares contained in the Executive Plan and described below.

     If possible, the Company will arrange for a bank or other financial institution to loan the purchase price for the shares to the executive; in such event, the Company would guarantee the loans rather than be the direct lender, and would hold the shares as security for the obligation of the executive.

     The participant's promissory note shall be payable five years from the date of purchase, but must be prepaid if the shares are to be sold as permitted under certain circumstances under the Plan, as described more fully below. An amount equal to 15% of the interest accrued on the note will be payable by the participant each year; the balance of the accrued interest will be added to and be payable upon payment of the principal of the note or, in the case of a bank loan, will be advanced by the Company and be repayable by the participant upon payment of the note. In addition, each participant is required to reduce the principal of the note by 25% of the amount of any annual bonus payments made to the participant by the Company while the note is outstanding.

     Permitted Sales of Purchased Shares. Generally, the shares purchased under the Executive Plan may not be sold for five years or until the fair market value of the Common Stock equals or exceeds the long-term target price of $10.00 per share for at least twenty consecutive trading days. In the event of the death or disability of the participant before the end of the five-year period, the participant's estate or the participant may sell the shares upon repayment of the principal and all unpaid accrued interest of the note, or retain ownership of the shares. In addition, if the participant's employment terminates following a change in control, as defined in the Executive Plan, the shares may be sold by the participant upon payment of the principal and all accrued interest. Upon termination of the participant's employment for any other reason, the Company shall have the option, but shall not be obligated to, repurchase any or all of the Executive Plan shares then owned by the participant and pledged to the Company, for the amount of the participant's note plus an amount equal to all interest actually paid by the participant with respect to the shares to be repurchased. However, if the participant's employment terminates due to a reorganization or restructuring, a number of shares equal to 10% of the shares originally purchased for each full year of employment since the purchase, will be exempted from the Company's repurchase option. Any Executive Plan shares not repurchased by the Company upon a termination of employment may be retained by the participant or sold upon payment of the principal and all accrued interest on the note.

     The Executive Plan permits limited sales of purchased shares each year subject to the following conditions. A number of shares may be sold each year that will provide net proceeds (after provision for commissions, taxes, and accrued interest that will be due on the next interest payment date) sufficient to pay down a specified percentage of the note plus a prorata portion of the accrued interest. The amounts of principal that may be so amortized are 10% after the first year, 15% after the second year, 20% after the third year and 25% after the fourth year. The purpose of the limited sale provision is to provide for gradual repayment of the loan amount by the participant and thereby reduce the Company's financial exposure.

TAX CONSEQUENCES OF THE EXECUTIVE PLAN

     The federal income tax consequences of the Executive Plan, under the Code, as amended and as currently in effect, are as follows.

     A participant who purchases shares under the Executive Plan will not recognize any income for federal tax purposes at the time of purchase.

     The interest actually paid on the participant's note may be deductible by the participant for federal income tax purposes subject to certain investment interest limitations. The interest accrued but deferred and added to the participant's note will not constitute income to the participant nor entitle the Company to a federal income tax deduction for compensation expense unless such interest is forgiven. All interest accrued on amounts loaned by the Company, whether paid currently or deferred, will constitute income to the Company in the year accrued.

     There will be no federal income tax consequences to either the participant or the Company upon the lapsing of the restrictions on resale of the purchased stock. Upon sale of the purchased stock by the participant, the participant will recognize income or loss depending upon the relation of the sale price of the stock to the participant's tax basis in the stock. The participant's gain or loss will be long-term capital gain or loss if the stock has been held for one year or more, or will be a short-term capital gain or loss if held for less than one year.

     The foregoing applies only to U.S. federal income tax. Each participant in the Executive Plan should seek professional tax advice on the anticipated federal and state tax consequences in light of the participant's personal tax situation.

     The Executive Plan is not a stock bonus, pension or profit-sharing plan and is not subject to or qualifiable under Section 401(a) of the Code or any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

VOTE REQUIRED

     Approval of the Executive Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by properly executed and delivered proxies at the meeting. Abstentions and broker shares voted as to any matter at the meeting will be included in determining the number of votes present or represented at the meeting, and therefore abstentions or broker non-votes on Proposal No. 4 will have the same effect as a negative vote. Broker shares that are not voted on any matter at the meeting will not be included in determining the number of shares present or represented at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL NO. 4.

                  OWNERSHIP OF EQUITY SECURITIES BY DIRECTORS,
                      OFFICERS AND PRINCIPAL SHAREHOLDERS

     The following table sets forth the number of shares of Common Stock beneficially owned as of March 31, 1994 by each current director of the Company, by all current directors and officers of the Company as a group and by each person known to the Company to be a beneficial owner of more than five percent of the Company's outstanding Common Stock. Unless otherwise noted, the owner has sole voting and dispositive power with respect to the securities.

                                                                        SHARES OF COMMON STOCK     PERCENTAGE OF
                      NAME OF BENEFICIAL OWNER                            BENEFICIALLY OWNED      COMMON STOCK(1)
- - ---------------------------------------------------------------------   ----------------------    ---------------
Stanley M. Blau(2)...................................................            761,108                 1.7%
GoldStar Telecommunication Co., Ltd. ................................          2,205,755                 5.0%
  600 Hogae-Dong, Anyang-City
  Kyunggi-Do, Korea 430-081..........................................
Entities Associated with Hambrecht & Quist Group(3) .................          6,160,772                13.9%
  One Bush Street
  San Francisco, CA 94104
Alan Kessman(4)......................................................          1,238,103                 2.8%
Thurston R. Moore(5).................................................             91,335                  *
Entities Associated with Edmund H. Shea, Jr.(6) .....................          3,627,510                 8.3%
  655 Brea Canyon Road
  Walnut Creek, CA 91789
Richard S. Rosenbloom(7).............................................             31,000                  *
William R. Smart(8)..................................................             33,000                  *
William J. Spencer(9)................................................             37,000                  *
All Directors and Officers as a Group (17 persons)(10)...............          5,386,268                11.5%

- - ------------

   * Less than 1%

 (1) Based upon 43,876,915 shares of Common Stock outstanding as of March 31, 1994. In cases where the beneficial ownership of the individual or group includes options, warrants, or convertible securities, the percentage is based on the 43,876,915 shares actually outstanding plus the shares of Common Stock issuable upon exercise or conversion of any such options, warrants, or convertible securities held by the individual or group. The percentage does not reflect or assume the exercise or conversion of any options, warrants or convertible securities not owned by the individual or group in question.

 (2) Includes 417,726 shares subject to options exercisable within 60 days of April 25, 1994. Includes 48,000 shares subject to options not exercisable within 60 days of April 25, 1994.

 (3) Consists of 5,671,882 shares of Common Stock beneficially owned by entities controlled by Hambrecht & Quist Group or its affiliates and 488,890 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock. The Hambrecht & Quist entities share power to vote and dispose of all of such shares.

 (4) Includes 22,500 shares subject to options exercisable within 60 days of April 25, 1994. Includes 253,188 shares subject to options not exercisable within 60 days of April 25, 1994. Includes 765,503 shares as to which voting and dispositive power is shared. Includes 187,500 shares held in a revocable trust for Mr. Kessman's children, over which Mr. Kessman has no control and as to which shares he disclaims any beneficial ownership. Includes 9,412 shares of Common Stock issuable upon conversion of the Debentures (of which Mr. Kessman owns $100,000 principal amount or .5% of the principal amount outstanding).

 (5) Includes 5,800 shares owned by Mr. Moore's spouse, as to which shares Mr. Moore disclaims any beneficial ownership, and 5,825 shares with respect to which voting and dispositive power is shared.

                                              (footnotes continued on next page)

(footnotes continued from previous page)
     Includes 12,000 shares subject to options, 11,400 of which are exercisable within 60 days of April 25, 1994.

 (6) Includes 14,004 shares of Common Stock issuable upon conversion of the Debentures, of which entities affiliated with Mr. Shea beneficially own less than 1% of the outstanding principal amount or $148,792 principal amount. The Shea entities share the power to vote and dispose of all of such shares.

 (7) Mr. Rosenbloom beneficially owns 31,000 shares subject to options and warrants, 20,866 of which are exercisable within 60 days of April 25, 1994.

 (8) Includes 31,000 shares subject to options and warrants, of which 11,933 are exercisable within 60 days of April 25, 1994.

 (9) Mr. Spencer beneficially owns 37,000 shares subject to options and warrants, 36,400 of which are exercisable within 60 days of April 25, 1994.

(10) Includes 1,871,297 shares subject to options or warrants exercisable within 60 days of April 25, 1994. Includes 839,088 shares subject to options or warrants not exercisable within 60 days of April 25, 1994. Also includes 83,482 shares of Common Stock issuable upon conversion of the Debentures (of which the group beneficially owns $887,000 principal amount, or 4.6% of the principal amount outstanding). Includes 924,978 shares as to which voting and dispositive power is shared and 378,433 shares as to which beneficial ownership is disclaimed.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation by the Company of the Chief Executive Officer and the four most highly compensated other executive officers of the Company for services in all capacities to the Company and its subsidiaries during the past three fiscal years.

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                       ANNUAL COMPENSATION                ------------
                                           --------------------------------------------    AWARDS OF
                                                                        OTHER ANNUAL        OPTIONS/         ALL OTHER
   NAME AMD PRINCIPAL POSITION      YEAR   SALARY($)(1)   BONUS($)   COMPENSATION($)(2)    SARS(#)(3)    COMPENSATION($)(4)
- - ----------------------------------  -----  ------------   --------   ------------------   ------------   ------------------
Alan Kessman .....................   1993     374,850      150,764           --              50,000            250,991
  Chairman of the Board, President   1992     370,731       73,707         29,957            40,000              5,460
  and Chief Executive Officer        1991     351,596       35,000           --              50,000              --
Michael W. Yacenda ...............   1993     225,879       58,684           --              32,000            145,833
  Executive Vice President           1992     226,494       20,011         14,555            26,000              4,172
                                     1991     215,000        --              --              35,000               --
Stanley M. Blau ..................   1993     193,973       37,083           --              20,000             22,645
  Vice Chairman                      1992     194,502       12,853          8,169            20,000              3,141
                                     1991     184,631        --              --              24,000               --
Shlomo Shur ......................   1993     203,390       38,885           --              25,000              4,750
  Senior Vice President, Advanced    1992     199,117       15,901         11,101            20,000              3,809
  Technology                         1991     184,631        --              --              35,000               --
Andrew Kontomerkos ...............   1993     193,973       37,083           --              20,000              6,060
  Senior Vice President, Hardware    1992     194,502       12,853          8,169            15,000              4,127
  Engineering and Production         1991     184,631        --              --              24,000               --

- - ------------

(1) All 1992 salary amounts represent 27 bi-weekly pay periods rather than the customary 26 pay periods due to pay date scheduling, and therefore are correspondingly higher than the 1992 salary for 52 weeks.

(2) This category represents employee stock option credits that can be used after July 1, 1993 and prior to December 31, 1994 to pay the exercise price of employee stock options held by the employee. Stock purchased with the 1992 option credits must be held for one year.

(3) This category does not include options issued in January 1991 in exchange for cancellation of then outstanding options originally issued from 1986 through 1990 in the following share amounts: Mr. Kessman, 646,250; Mr. Yacenda, 391,250; Mr. Blau, 102,726; Mr. Shur, 291,875; and Mr. Kontomerkos, 298,125.

(4) This category includes stock option credits used during 1993 to pay the exercise price of employee stock options exercised during 1993 in the following amounts: Mr. Kessman $243,740; Mr. Yacenda, $140,695, and Mr. Blau, $19,200. The credits were granted in 1988 and 1992 (see note 2 above). The column does not include 1992 credits used in 1993 that were reported as 'Other Annual Compensation' for 1992. This category includes for each individual a matching contribution by the Company under the Company's 401(k) plan in the amount of $660 each for 1993 and $600 each for 1991 and 1992. This column also includes premiums paid by the Company for long-term disability and life insurance for the individuals in the following amounts in 1993: Mr. Kessman, $6,591; Mr. Yacenda, $4,478; Mr. Blau, $2,785; Mr.
    Shur, $4,090; Mr. Kontomerkos, $5,400; and in the following amounts in 1992:
    Mr. Kessman, $4,860; Mr. Yacenda, $3,572; Mr. Blau, $2,541; Mr. Shur, $3,209; and Mr. Kontomerkos, $3,527.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the individual grants of stock options made during the year ended December 31, 1993 to the Chief Executive Officer and the four most highly compensated other executive officers of the Company. There were no grants of stock appreciation rights made to any officers during 1993, and there are no outstanding stock appreciation rights.

                                                                                                          POTENTIAL
                                                                                                        REALIZED VALUE
                                                               INDIVIDUAL GRANTS                          AT ASSUMED
                                            -------------------------------------------------------    ANNUAL RATES OF
                                                           % OF TOTAL                                    STOCK PRICE
                                                            OPTIONS       EXERCISE OR                  APPRECIATION FOR
                                                           GRANTED TO        BASE                        OPTION TERM
                                             OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION    ----------------
                  NAME                      GRANTED(#)    FISCAL YEAR       ($/SH)          DATE       5%($)     10%($)
- - -----------------------------------------   ----------    ------------    -----------    ----------    ------    ------
Alan Kessman.............................     50,000           6.5           $2.00         6/17/98     27,628    61,051
Michael W. Yacenda.......................     32,000           4.2           $2.00         6/17/98     17,682    39,072
Stanley M. Blau..........................     20,000           2.6           $2.00         6/17/98     11,051    24,420
Shlomo Shur..............................     25,000           3.3           $2.00         6/17/98     13,814    30,525
Andrew Kontomerkos.......................     20,000           2.6           $2.00         6/17/98     11,051    24,420

     All options reported in the above table expire in five years. All options vest 25% per year over four years commencing one year from the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth each exercise of stock options made during the year ended December 31, 1993 by the Chief Executive Officer and the four most highly compensated officers and the fiscal year-end value of unexercised options held by those individuals as of December 31, 1993. There were no exercises or holdings of stock appreciation rights by any officers during 1993, and there are no outstanding stock appreciation rights.

                                                                                                           VALUE OF
                                                                                                          UNEXERCISED
                                                                                  NUMBER OF          IN-THE-MONEY OPTIONS
                                                                             UNEXERCISED OPTIONS        AT FISCAL YEAR-
                                                                            AT FISCAL YEAR-END(#)          END($)(1)
                                                                            ---------------------    ---------------------
                                    SHARES ACQUIRED                             EXERCISABLE/             EXERCISABLE/
              NAME                  ON EXERCISE(#)     VALUE REALIZED($)        UNEXERCISABLE            UNEXERCISABLE
- - ---------------------------------   ---------------    -----------------    ---------------------    ---------------------
Alan Kessman.....................       278,878             341,089            120,664/436,708          242,352/796,869
Michael W. Yacenda...............       172,500             341,550             90,750/256,000          181,173/460,655
Stanley M. Blau..................        25,000              49,550             375,151/90,575          670,249/150,289
Shlomo Shur......................             0                   0            221,751/174,124          437,236/308,634
Andrew Kontomerkos...............             0                   0            219,167/161,958          434,138/292,939

- - ------------

(1) Based upon the last sale price on December 31, 1993 of $2.88 per share of Common Stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the responsibility of the Compensation Committee of the Board of Directors to administer the Company's incentive plans, review the performance of management and approve the compensation of the Chief Executive Officer and other executive officers of the Company.

     The Compensation Committee believes that the Company's success depends on the coordinated efforts of individual employees working as a team toward defined common goals. The objectives of the Company's compensation program are to align executive compensation with business objectives, to reward individual and team performance furthering the business objectives, and to attract, retain and reward employees who will contribute to the long-term success of the Company with competitive salary and incentive plans.

     Specifically, executive compensation decisions are based on the following factors:

          1. The total direct compensation package for the Company's executives is made up of three elements: base salary, a short-term incentive program in the form of a performance-based bonus, and a long-term incentive program in the form of stock options and other inducements to acquire and own the Company's stock.

          2. The Committee believes that the total compensation of all executives should have a large incentive element that is dependent upon overall Company performance measured against objectives established at the beginning of the fiscal year. In the past three years, the Company has adopted a more aggressive incentive pay for performance posture. During this period, the emphasis on competitive base salaries has been lowered. Bonus and stock opportunities represent a greater portion of the total compensation package, in an attempt to further the Company's goal of linking compensation more closely to the Company's performance. The percentage of direct compensation that is dependent upon the Company's attainment of its objectives also generally increases as the responsibility of the officer in question for the overall corporate performance increases.

          3. Total compensation levels, i.e., base salary, bonus potential, and number of stock options, are established by individual levels of responsibility and regular reference to competitive compensation levels for executives performing similar functions and having equivalent levels of responsibility. However, whether actual bonuses are paid to each executive depends upon the achievement of Company goals, which include factors such as profitability, cash flow, and asset management. In the case of certain executives who have direct responsibility for individual business units, a portion of the incentive compensation for such executives may consist of bonuses tied to the performance against predetermined targets of the individual business units for which they are responsible.

          4. In 1993, as in 1992, the Compensation Committee reviewed various executive compensation data developed by the Company's Human Resources Department with an independent consultant from salary and bonus compensation information reported in a nationally recognized independent compensation survey (the 'Survey') for a group of companies in the Company's industry or similar industries and of comparable size and complexity. The Committee compared the salary and bonus levels of the Survey group to the existing salary and bonus compensation of the Company's management.

          5. The Committee views the 50th percentile of the Survey data as average compensation for comparable positions and believes it is the minimum level necessary for the Company to be competitive in attracting and retaining qualified executives in its industry and geographic locations. Therefore, the salaries for the Chief Executive Officer and the four highest paid executive officers have been established at approximately the 50th percentile for comparable positions in the Survey companies.

          6. Merit increases in base salary for executives other than Mr. Kessman are reviewed on an individual basis by Mr. Kessman and increases are dependent upon a favorable evaluation by Mr. Kessman of individual executive performance relative to individual goals, the functioning of the executive's team within the corporate structure, success in furthering the corporate strategy and goals, and individual management skills. In 1993, merit increases in salary for all executives were limited to 4%.

          7. In addition to base salary and merit increases, the Compensation Committee considers incentive bonuses for its executive officers, including the Chief Executive Officer, both prospectively based upon the attainment of specific performance goals, and retrospectively based upon the Committee's discretionary judgment as to the performance during the year of the Company and its executive officers or other considerations deemed appropriate at the time. To establish 1993 bonus potential for executive officers, including the Chief Executive Officer, the Compensation Committee reviewed recommendations by the Chief Executive Officer based on data provided by the Survey and analyzed by the independent consultant for comparable positions. The Committee provided that each officer would be eligible for a bonus equal to a percentage of his or her salary consistent with the Survey data if certain pre-established pre-tax income targets or goals were achieved by the Company. The bonus incentive was structured so that if the Company fully achieved its predetermined goals, total cash compensation of the executive (salary and bonus) would increase to approximately the 75th percentile of the Survey salary data. Partial achievement of the pre-tax income goals (above 50% attainment) would result in partial bonus payments.

          In early 1994 the Company paid bonuses for 1993 to Mr. Kessman and the other executive officers, based upon the Company's partial achievement of its pre-tax income targets, in accordance with the criteria established in early 1993 by the Committee.

          The Committee reserves the right to make discretionary bonus awards in appropriate circumstances where an executive might merit a bonus based on other considerations.

          8. In 1993, the Committee approved a merit increase and bonus eligibility for Mr. Kessman in recognition of Mr. Kessman's continued implementation of strategic plan decisions which the Committee believes will enhance the Company's prospects for long-term growth and the ultimate benefit of the Company's shareholders, his leadership and his contributions to the goals of reducing the Company's debt and improving cash flow.

          9. All executives, including the Chief Executive Officer, are eligible for annual stock option grants under the employee stock option plans applicable to employees generally, as approved by the Compensation Committee. The number of options granted to any individual depends on individual performance, salary level and competitive data. In addition, in determining the number of stock options granted to each senior executive, the Compensation Committee reviews the unvested options of each executive to determine the future benefits potentially available to the executive. The number of options granted will depend in part on the total number of unvested options deemed necessary to create a long-term incentive on the part of the executive to remain with the Company in order to realize future benefits.

     In conclusion, the Compensation Committee believes that the base salary, bonus and stock options of the Company's Chief Executive Officer and other executives are appropriate in light of competitive pay practices and the Company's performance against short and long-term performance goals.

    THURSTON MOORE         WILLIAM SMART
    RICHARD ROSENBLOOM     WILLIAM SPENCER

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Thurston Moore, Richard Rosenbloom, William Smart and William Spencer.

     No member of the Committee is a former or current officer or employee of the Company or any subsidiary, except that Mr. Moore has acted as an Assistant Secretary of the Company. Mr. Moore is a partner in the law firm of Hunton & Williams, which regularly acts as counsel to the Company.

     No executive officer of the Company served as a director or a member of the Compensation Committee or of the equivalent body of any entity, any one of whose executive officers serve on the Compensation Committee or the Board of Directors of the Company.

                               PERFORMANCE GRAPH

     The graph below compares, for the last five fiscal years, the yearly percentage change in cumulative total returns (assuming reinvestment of dividends and interest) of (i) the Company's Common Stock, (ii) the Company's Debentures, (iii) the NASDAQ Stock Market, (iv) a peer group index constructed by the Company in 1993 (the '1993 Peer Group') and (v) a peer group constructed by the Company in 1994 (the '1994 Peer Group').

     The 1993 Peer Group consists of the following companies: Comdial Corporation, Inter-Tel, Inc., Mitel Corporation, and TIE/Communications, Inc. These four companies were selected because their major lines of business most closely match the major lines of business in which the Company was primarily engaged prior to 1993.

     The new 1994 Peer Group consists of the following companies:

Aspect Telecommunications Corp.                      InterVoice, Inc.
Boston Technology, Inc.                              Microlog Corporation
Brite Voice Systems Inc.                             Mitel Corporation
Centigram Communications Corp.                       Norstan, Inc.
Comdial Corporation                                  Octel Communications Corp.
Davox Corporation                                    Syntellect Inc.
Digital Sound Corporation                            Teknekron Communications Systems, Inc.
Digital Systems International, Inc.                  TIE/Communications, Inc.
Electronic Information Systems, Inc.                 VMX, Inc.
Inter-Tel, Inc.

     In addition to the members of the 1993 Peer Group, the 1994 Peer Group includes companies who compete with the Company in several more specialized areas, such as ACD (automatic call distribution), voice mail, interactive voice response systems, and predictive dialing systems, as well as additional general voice processing companies. The Company believes that the mix of the companies in the new 1994 Peer Group more accurately reflects the mix of businesses in which the Company is currently engaged and will be engaged in the future. The Company also believes that a group of 19 companies is more balanced and less subject to individual price fluctuations and specialized situations, and therefore will be more reflective of the stock performance of the companies in the Company's industry.

     Neither Peer Group is identical to the Survey group used to evaluate compensation of executives described in the Compensation Committee Report. Neither Peer Group provides sufficient compensation data for the Committee's purposes, and the Survey group includes non-public entities for whom stock price data for the performance graph is unavailable.

     Although AT&T and Northern Telcom are the Company's principal competitors in supplying voice processing equipment, software and services to the under-300-desktop market, the business in which the Company is primarily engaged, both of those companies are much larger than the Company and derive most of their revenues from other lines of business and so have not been included in either the 1993

Peer Group or the 1994 Peer Group. The returns of each Peer Group issuer have been weighted in the graph below to reflect that issuer's stock market capitalization at the beginning of each calendar year.

                      EXECUTONE INFORMATION SYSTEMS, INC.
                     PEER GROUP COMPOSITE PERFORMANCE GRAPH

                              [PERFORMANCE CHART]

                                                                                     CUMULATIVE TOTAL RETURNS
                                                                           --------------------------------------------
                                                                           1988    1989    1990    1991    1992    1993
                                                                           ----    ----    ----    ----    ----    ----
DEBENTURES..............................................................   100     118      40     133     240     331
NASDAQ..................................................................   100     121     103     165     192     219
1993 PEER GROUP.........................................................   100      66      28      21      40     121
COMMON STOCK............................................................   100     125      19      27      60      96
1994 PEER GROUP.........................................................   100      81      34      40      50      85

                                       18

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1992, affiliates of Hambrecht & Quist Group rendered certain investment banking services to the Company in connection with the exchange offer by the Company of Preferred Stock and Warrants for its Debentures (the 'Exchange Offer'). Hambrecht & Quist Guaranty Finance, an affiliate of Hambrecht & Quist Group ('HQGF'), purchased a $2,000,000 loan participation interest from the Company in connection with the Exchange Offer transactions. The loan participation accrued interest at 14.5% per year. The loan and accrued interest would have been repayable in three equal installments beginning April 1, 1994 and ending April 1, 1995. As of January 1, 1993, pursuant to an option contained in the loan agreement, HQGF converted the loan into 200,000 shares of Preferred Stock and forfeited all accrued interest. In 1993, HQGF converted all of its Preferred Stock into Common Stock. Entities associated with Hambrecht & Quist beneficially own in the aggregate more than 5% of the Common Stock of the Company. See 'Ownership of Equity Securities by Directors, Officers and Principal Shareholders'. The Company's management believes that the transactions with Hambrecht & Quist Group and HQGF were on terms as favorable to the Company as could be expected from unaffiliated third parties.

     GoldStar Telecommunication Co., Ltd, which beneficially owns 5% of the Company's Common Stock, is a party to two manufacturing agreements with the Company that provide the Company with certain distribution rights. The Company's management believes that the manufacturing contracts with GoldStar are not material to the Company and are on terms as favorable to the Company as could be expected from an unaffiliated third party.

                  SHAREHOLDER PROPOSALS -- 1995 ANNUAL MEETING

     Shareholders are entitled to present proposals for action at the 1995 Annual Meeting of Shareholders if they comply with the applicable requirements of the Company's Bylaws then in effect and with the requirements of the proxy rules as promulgated by the Securities and Exchange Commission. Any proposals intended to be presented at the 1995 Annual Meeting of Shareholders must be received at the Company's offices on or before December 29, 1994, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.

                                 OTHER MATTERS

     Management knows of no other business which will be presented to the meeting. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

     The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and facsimile, and may also verify the accuracy of marked proxies by contacting record and beneficial owners of Common Stock, and the Company will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Morrow & Company, at an anticipated cost to the Company of $5,000, plus reimbursement of out-of-pocket expenses.

                                          By Order of the Board of Directors
                                          BARBARA C. ANDERSON
                                          Vice President, General Counsel
                                            and Secretary
April 29, 1994

                                                                       EXHIBIT A

                      EXECUTONE INFORMATION SYSTEMS, INC.
                      1994 EXECUTIVE STOCK INCENTIVE PLAN

1. PURPOSES OF THE PLAN

     The primary purpose of this 1994 Executive Stock Incentive Plan is to encourage and assist the key executives of the Company to acquire and own greater amounts of Common Stock of the Company and, through such ownership, to align the interests of the executives more closely with the interests of the Company's shareholders generally. A secondary purpose of the Plan is to provide the executives with an element of incentive compensation tied to appreciation in value of the Company's Common Stock and thereby to attract and retain the best available executives, without undue growth in the levels of fixed compensation such as salary.

2. DEFINITIONS

     The following terms shall have the meanings set forth below when used herein:

     'Accrued Interest' shall mean the interest on the Loan Amount accrued at the rate equal to the interest rate paid or payable from time to time by the Company on its general revolving credit facility or general purpose bank borrowings, or in the circumstances described in Section 5(g) of the Plan, the interest on the Loan Amount accrued at the rate determined by the Bank lender.

     'Board' shall mean the Board of Directors of the Company.

     'Cause' shall mean serious misconduct such as embezzlement, fraud, dishonesty, breach of fiduciary duty, deliberate and repeated disregard of Company policies or rules, improper disclosure or use of the Company's trade secrets or confidential information, or competition with the Company.

     'Change of Control Event' shall mean (i) any person, including a 'group' as defined in Section 13(d) (3) of the Exchange Act, becomes the owner or beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding Company securities that may be cast for the election of the Company's Directors (other than as a result of an issuance of securities initiated by the Company, or open market purchases approved in advance by the Board of Directors of the Company, as long as the majority of the Board at the time the purchases are made are Directors who were members of the Board immediately prior to the purchases being made and approved such purchases); or (ii) as the direct or indirect result of, or in conjunction with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these or similar transactions, the persons who were Directors of the Company before such transactions cease to constitute a majority of the Company's Board, or any successor's board, within two years of the last of such transactions. For purposes of the Plan, the date of a Change of Control Event is the date on which an event described in (i) or (ii) occurs. If a Change of Control occurs on account of a series of transactions, the date of a Change of Control Event is the date of the last of such transactions.

     'Code' shall mean the Internal Revenue Code of 1986, as amended.

     'Committee' shall mean the committee appointed by the Board to administer the Plan, which shall consist of at least three Directors who are not Eligible Employees, and which shall initially be the Compensation Committee of the Board.

     'Common Stock' shall mean the Common Stock, par value $.01 per share, of the Company, or any security into which such Common Stock is changed or converted in a reorganization, recapitalization, merger or other similar transaction.

     'Company' shall mean EXECUTONE Information Systems, Inc., a Virginia corporation.

     'Director' shall mean a member of the Board.

     'Eligible Employee' shall mean an officer of the Company or any other regular employee of the Company or any Parent or Subsidiary of the Company who holds a key position or performs an important function in the implementation of the Company's long-term plans.

     'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended.

     'Fair Market Value' shall mean the last sale price of the Common Stock as reported by NASDAQ on the day in question, or if the Common Stock is not reported on NASDAQ, the last sale price, or the average of the bid and asked prices, as otherwise reported on the principal exchange or market on which the Common Stock is traded, or if such prices are unavailable, the fair market value as determined by the Board of Directors in its sole discretion.

     'Interest Deferral' shall mean the amount of Accrued Interest on the Loan Amount, payment of which is deferred by the Company and added to the Loan Amount.

     'Interest Payment' shall mean 15% of the annual Accrued Interest on the Loan Amount, which is to be paid by the Participant under the Plan.

     'Interest Payment Date' shall mean each December 31 on which any Loan Amount is outstanding.

     'Loan Amount' shall mean the dollar amount owed to the Company by the Participant pursuant to the Plan, including all unpaid portions of the Purchase Price for Purchased Shares and all Interest Deferrals and other Accrued Interest not paid by the Participant.

     'Note' shall mean the full-recourse promissory note of the Participant representing the Purchase Price and certain Accrued Interest as provided in the Plan.

     'Parent' shall mean a 'parent corporation', whether now or hereafter existing, as defined in Section 424 (e) of the Code.

     'Participant' shall mean an Eligible Employee who is selected by the Committee for participation and participates in the Plan.

     'Plan' shall mean this 1994 Executive Stock Incentive Plan.

     'Pledge Agreement' shall mean a pledge agreement executed by a Participant and the Company pursuant to the Plan.

     'Purchase Price' shall mean the price paid for the Purchased Shares by the Participant.

     'Purchased Shares' shall mean the Shares of Common Stock purchased by a Participant under the Plan.

     'Securities Act' shall mean the Securities Act of 1933, as amended.

     'Share'  shall mean a share of Common Stock, as adjusted in accordance with
Section 9 of the Plan.

     'Subsidiary'  shall  mean  a  'subsidiary  corporation',  whether  now   or
hereafter existing, as defined in Section 424 (f) of the Code.

3. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee, which shall have full authority to determine all questions of eligibility and participation levels, to adopt, amend and rescind rules relating to the Plan, to approve the forms of Note and Pledge Agreement, and to interpret the provisions of the Plan in its sole discretion. All decisions, determinations and interpretations of the Committee shall be final and binding on all Participants. The Committee shall have authority to waive any provisions of the Plan, and to amend or waive any provisions of any Note or Pledge Agreement delivered pursuant to the Plan, as it deems in its sole discretion to be appropriate and in the best interests of the Company and its shareholders.

4. COMMON STOCK SUBJECT TO THE PLAN

     Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares that may be purchased and sold under the Plan is 3,000,000 Shares. The Shares may be authorized and newly issued Common Stock or Shares reacquired by or on behalf of the Company; provided, however, that it is the intent of the Plan that the number of Shares sold under the Plan not exceed the number of previously issued Shares reacquired by the Company or on behalf of the Company, or purchased by the Participants, for purposes of the Plan and that there be no net dilution of existing shareholders of the

Company as a result of the Plan. Any Shares issued under the Plan that are subsequently reacquired by the Company from the Participant shall, unless the Plan shall have been terminated, again become available for purchase under the Plan.

5. PARTICIPATION IN THE PLAN

     (a) The Committee may, at the time of adoption of the Plan and approval by the Company's shareholders, and thereafter during the term of the Plan, in its discretion grant to any number of Eligible Employees rights to purchase a specified number of Shares of Common Stock to be issued by the Company under the Plan. Eligible Employees who are so selected may elect to participate in the Plan and purchase such Shares by executing a full-recourse Note, payable to the Company and in a form acceptable to the Company, in the amount of the Loan Amount and delivering such Note to the Company together with the certificates for the Purchased Shares and a Pledge Agreement in a form acceptable to the Committee.

     (b) The Company shall hold the certificates for all Purchased Shares as security for payment of the Loan Amount. Certificates for Purchased Shares may be released to a Participant or other owner of the Purchased Shares only upon payment of the Loan Amount then outstanding with respect to such Purchased Shares, or as provided in Section 6(c) hereof.

     (c) No Participant shall have any rights as a shareholder with respect to any Purchased Shares until a Note in the amount of the Purchase Price has been executed and delivered to the Company or the Purchase Price has otherwise been paid. Upon such delivery of the Note or other payment of the Purchase Price, the Participant shall have all rights of a shareholder of the Company, subject only to the limitations and provisions of the Plan, the Note, the Pledge Agreement and applicable law.

     (d) The Purchase Price shall be the Fair Market Value of the Purchased Shares on the date the Note and the Pledge Agreement are executed and delivered to the Company. Such date shall be the date of purchase for purposes of the Plan.

     (e) Except as otherwise provided in Section 6(c), the Loan Amount including all Interest Deferrals shall be payable prorata upon sale of any Purchased Shares, but in any event shall be payable in full five years following the date of the Note. Each Participant shall make an Interest Payment on each Interest Payment Date. The balance of the Accrued Interest shall be added to the Loan Amount as the Interest Deferral as of the Interest Payment Date.

     (f) Each Participant shall be required to reduce the Loan Amount each year by an amount equal to 25% of any bonus or incentive paid to the Participant by the Company based on the Company's annual financial results. Such payment shall be made to the Company within 10 days of the Participant's receipt of payment of any such bonus or incentive.

     (g) In the event that the Company elects to have a bank or other financial institution ('Bank') loan the Purchase Price to a Participant, then the Note shall be delivered and payable to the Bank, shall be in a form acceptable to the Bank, and shall accrue interest at an interest rate determined by the Bank from time to time. Interest shall be in an amount and shall be due and payable at the times determined by the Bank, the Participant shall pay the Interest Payment, and the Company shall pay the balance of the Accrued Interest as required by the Bank. All Accrued Interest paid by the Company shall be repaid to the Company by the Participant and shall be represented by a personal promissory note payable to the Company on the same terms as the Note. The Company shall guarantee or otherwise secure the Participant's borrowings from the Bank under the Plan and to secure such guarantee shall hold the Purchased Shares subject to a Pledge Agreement. To the extent practicable, all other provisions of the Plan shall apply to purchases of Shares that are financed by a Bank to the same extent as such provisions would apply to purchases under the Plan that are financed by the Company.

6. RESTRICTIONS ON RESALE

     (a) Except as provided in Section 6(c), the Participant shall not be permitted to sell any Purchased Shares without first paying in full the Loan Amount and all Accrued Interest that has not been previously paid with respect to the Purchased Shares to be sold.

     (b) In addition to the restriction of Section 6(a), the Participant may not sell any Purchased Shares

          (i) except pursuant to subsection (c) hereof; or

          (ii) until the first to occur of (A) five years from the date of purchase of the Purchased Shares; (B) the Fair Market Value of the Common Stock shall equal or exceed $10.00 per share, as such price may be adjusted pursuant to Section 9 (the 'Target Price') for at least twenty consecutive trading days; (C) the Participant dies or is permanently disabled; (D) a Change of Control Event; or (E) the termination of employment of the Participant, with respect to any Purchased Shares not repurchased by the Company pursuant to the Plan.

     (c) Notwithstanding anything to the contrary herein, each year the Participant shall be permitted to sell a portion of his or her Purchased Shares equal to the number of Shares that at the Participant's sale price will result in net proceeds to the Participant (after payment of sales commissions, all other expenses and all taxes on any gain realized on the sale) and after deducting the estimated amount of the next Interest Payment that will be due from Participant (the 'Net Proceeds') equal to the following percentages of the outstanding Loan Amount.

                                                                       PERCENTAGE
                                                                     OF LOAN AMOUNT
                                                                     --------------
After one year....................................................              10 %
After two years...................................................   Additional 15 %
After three years.................................................   Additional 20 %
After four years..................................................   Additional 25 %

     All  such Net  Proceeds shall  be paid  to the  Company to  reduce the Loan
Amount.

     (d) Nothing in the Plan shall prevent any Participant from selling his or her Purchased Shares in any merger, consolidation, tender offer or exchange offer for cash or any combination of cash or securities provided the Loan Amount is paid in full upon such sale, or from exercising a right to sell Purchased Shares under any provision of the Plan, to the extent not previously exercised, at any time after that right has accrued.

     (e) If, pursuant to any provision of the Plan, the Participant has the right to sell any Purchased Shares upon repayment of the Loan Amount relating to such Shares, then the Participant shall in such case be permitted to retain ownership of any or all of such Purchased Shares provided such Loan Amount is paid to the Company. Any part of the Loan Amount may be prepaid at any time; provided, however, that the restrictions on resale of the Purchased Shares shall continue except to the extent that the Purchased Shares could be resold under this Section 6.

     (f) In addition to the restrictions on resale imposed by the Plan, all Purchased Shares may be resold by the Participant only in compliance with all applicable federal and state securities laws as from time to time in effect, including without limitation the registration provisions of the Securities Act and Section 16 of the Exchange Act.

7. TERMINATION OF EMPLOYMENT

     (a) Upon termination of employment of a Participant due to the Participant's death, title to the Participant's Purchased Shares shall be transferred to the Participant's estate and may be disposed of by will or by the laws of descent or distribution, subject to the Note and the Pledge Agreement. The Purchased Shares may be sold or otherwise disposed of by the estate or any beneficiary who owns the Shares, upon payment of the Loan Amount associated with such Shares, including all Interest Deferrals and any other Accrued Interest included therein, or ownership thereof may be retained subject to the Note and Pledge Agreement.

     (b) Upon termination of employment of a Participant due to the Participant's permanent disability, the Participant may retain ownership of such Shares subject to the Note and Pledge Agreement, or may sell or otherwise dispose of any of the Purchased Shares, upon payment of the Loan Amount associated with such Purchased Shares, including all Interest Deferrals and other Accrued Interest included therein.

     (c) Upon termination of employment of a Participant due to the Participant's resignation, or due to termination of the Participant's employment by the Company for Cause, the Company shall have the right and option, but shall not be obligated, to repurchase all or any portion of the Purchased Shares then owned by the Participant for the Loan Amount at the time of purchase plus the amount of any Interest Payments made by the Participant with respect to such Shares. In the event and to the extent that the Company does not exercise its option to repurchase the Participant's Purchased Participant shall be entitled to retain title to any Shares not repurchased by the Company, subject to the Note and the Pledge Agreement, or, upon payment to the Company of the Loan Amount then outstanding with respect to the Purchased Shares (including all Interest Deferrals and other Accrued Interest included therein) shall have the right to sell any or all of the Purchased Shares or to retain ownership of such Shares.

     (d) Upon termination of employment of a Participant by the Company for reasons other than Cause, including but not limited to reorganization or restructuring or elimination of the Participant's position, then the Company shall have the right and option, but shall not be obligated, to repurchase the Purchased Shares then owned by the Participant at the Loan Amount applicable to such Shares plus the amount of any Interest Payments made by the Participant with respect to such Shares; provided, however, that there shall be exempted from this right to repurchase a number of such Shares equal to (i) 10% of the total number of Purchased Shares originally purchased by the Participant, multiplied by (ii) the number of full years (12-month periods) the Participant was employed by the Company from the date of the Participant's initial purchase under the Plan until the Participant's termination of employment. The Participant shall be entitled to retain title to such exempted Shares and any other Shares not repurchased by the Company, subject to the Note and the Pledge Agreement, or, upon payment to the Company of the Loan Amount then outstanding with respect to the Shares (including all Interest Deferrals and other Accrued Interest included therein), shall have the right to sell any or all of the retained Purchased Shares or to retain ownership of such Shares.

     (e) Upon any termination of employment of a Participant following a Change of Control Event, then the Company shall have no option to repurchase any of the Purchased Shares and the Participant shall be entitled to retain title to the Purchased Shares subject to the Note and the Pledge Agreement, or, upon payment to the Company of the Loan Amount then outstanding with respect to the Shares (including all Interest Deferrals and other Accrued Interest included therein), the Participant shall have the right to retain any or all of the Purchased Shares or to sell any or all of the Purchased Shares.

     (f) The Participant's obligations pursuant to the Note with respect to the Loan Amount from time to time outstanding, and the Company's security interest in any Purchased Shares not sold pursuant to this subsection, shall continue notwithstanding the Participant's termination of employment.

8. NONTRANSFERABILITY OF RIGHTS.

     No rights of any Participant hereunder may be sold, assigned, pledged, hypothecated or otherwise disposed of in any manner other than by will or the laws of descent and distribution. The rights of a Participant under the Plan may be exercised during the lifetime of the Participant only by the Participant.

9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     (a) Subject to any required action by the shareholders of the Company, the total number of Shares authorized for purchase under the Plan, the number of Purchased Shares, and the Target Price, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company other than a conversion of convertible securities of the Company. Such adjustment shall be made by the Board, whose determination in that respect shall be final and binding. Except as expressly provided in the Plan, no issuance by the Company of Common Stock, any other stock of any class, or any securities convertible into Common Stock or other stock of any class, shall affect or cause any adjustment in the number of Shares or Purchased Shares subject to the Plan or the Target Price.

     (b) In the event of a sale of all or substantially all of the assets of the Company, the merger or consolidation of the Company into or with another corporation, or the dissolution or liquidation of the Company, the holder of Purchased Shares shall have the same rights as the holder of other Shares and shall be changed or converted into the same number and kind of shares of stock or the same amount of property, cash or securities as any other holder. In the event that the Company is the surviving corporation in any such sale, merger or consolidation, the changed or converted shares shall continue to be subject to the provisions of the Plan and any Note and Pledge Agreement relating to the Purchased Shares, except as otherwise provided in Sections 6 and 7 of the Plan. In any event described in this subsection (b), any conversion of Purchased Shares into cash or cash and securities of another company shall be subject to the repayment in full of the Note.

10. CONDITIONS TO ISSUANCE AND SALE OF SHARES

     Shares shall not be issued and sold under the Plan unless the issuance and sale of such Shares complies with all applicable laws including without limitation the Securities Act, the Exchange Act, state securities laws, all rules and regulations thereunder, and the requirements of any stock exchange on which the Shares may then be listed or traded. The Company shall at all times reserve and keep available for issuance Shares sufficient to satisfy the requirements of the Plan. The Company shall not have any liability to any Participant or Eligible Employee arising from its inability to issue or sell Shares due to failure to satisfy any such conditions.

11. TERM OF THE PLAN

     The Plan shall become effective upon its adoption by the Board and approval by the shareholders of the Company. The Plan shall continue in effect for a term of ten years unless sooner terminated under Section 12 hereof.

12. AMENDMENT AND TERMINATION OF THE PLAN

     (a) The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided, however, that any amendments requiring shareholder approval under the Code, Rule 16 b-3 under the Exchange Act, or other applicable law shall be approved by such shareholders as provided in Section 13 hereof.

     (b) Except as provided in Section 9, no amendment or termination of the Plan shall affect the rights of Participants or the Company pursuant to any transactions, instruments or agreements, previously entered into under the Plan, unless otherwise mutually agreed in writing by a Participant and the Company with the prior approval of the Committee.

13. SHAREHOLDER APPROVAL

     Adoption of the Plan is subject to approval by the affirmative vote, at a duly held shareholders' meeting, of the holders of a majority of the outstanding Shares present in person or by proxy and entitled to vote thereon.